EXHIBIT 10.40
Confidential Treatment Requested
EXECUTION VERSION
CATHETER DEVELOPMENT AGREEMENT
          This Catheter Development Agreement is made as of the 3rd day of May, 2006, between The Spectranetics Corporation, a Delaware corporation (“Spectranetics”), and BioScan Technologies Ltd, an Israeli Corporation (“BioScan”).
Recitals
          A. BioScan has knowledge and experience in the area of catheter based Photoacoustic Imaging and Measurement (as defined below) in medical applications and has filed patent applications with respect to Photoacoustic Imaging and Measurement. BioScan has not yet incorporated its technology in a commercial product and desires to have the opportunity to do so with catheters manufactured by Spectranetics.
          B. Spectranetics is in the business of designing, manufacturing and selling excimer laser systems, catheters and other products for use in various medical applications. Among other products, Spectranetics makes and sells disposable catheters for use with its excimer laser system in Atherectomy (as defined below) procedures.
          C. BioScan and Spectranetics have agreed to jointly develop a new disposable multi-function catheter for use with Spectranetics’ excimer laser system for optically guided Atherectomy procedures using Spectranetics’ existing catheter technology and Photoacoustic Imaging and Measurement technology owned by BioScan or developed by BioScan and/or Spectranetics during the course of the development project. The parties also desire to provide for the ownership and licensing of intellectual property resulting from the development project.
Agreement
          Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Spectranetics and BioScan agree as follows:
1. Definitions. As used in this Agreement, the following terms have the indicated meanings, whether used in the singular or plural form:
     “Atherectomy” means medical devices and methods that cut to remove obstructions from arteries, veins or intravascular grafts, including, without limitation, devices that use energy (mechanical, laser, electrical or other) to penetrate intravascular obstructions for purposes of restoring blood flow.
     “Background IP” means, as to each party, all Intellectual Property that such party owns or has the right to use as of the date of this Agreement.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
     “Budget” means the budget for Phase I of Project as set forth in the Scope of Work, as the same may be amended in writing from time to time by the parties.
     “Confidential Information” means verbal and written (including electronic) disclosures from either party to the other, whether made before or after the date of this Agreement, which concern the disclosing party, including, without limitation, information concerning the disclosing party’s business, operations, customers, suppliers, products, technology, Intellectual Property or research and development efforts, but shall not include (or shall cease to include) information that: (a) at the time of disclosure or thereafter is published or otherwise publicly available through no fault of the receiving party (but only after, and only to the extent that, it is published or publicly available); or, (b) that the receiving party can show by written documentation; (i) was known to it at the time of disclosure, free of restriction; (ii) has been or hereafter is disclosed to the receiving party without any obligation of confidentiality by another source who is in lawful possession of such information and has the right to disclose it to the receiving party; (iii) is developed by the receiving party independent of the disclosing party’s Confidential Information; or (c) is disclosed by the receiving party pursuant to the order or requirement of a court, administrative agency or other governmental body, provided that the receiving party promptly informs the disclosing party of the requirement to make such disclosure, takes all reasonable steps to limit such disclosure and does not inhibit the disclosing party in taking whatever lawful steps the disclosing party considers necessary to attempt to preserve the confidentiality of such information, and provided further that the exception in this clause (c) shall be applicable only to the extent necessary to allow the receiving party to comply with such order or requirement. Disclosures that are specific shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures that are within an exception.
     “Developed IP” means all Intellectual Property invented or created by either party or jointly by the parties during the course of and in connection with the Project.
     “FDA Approval Date” means the earlier of: (i) the date on which a Project Catheter receives approval for marketing or selling from the United States Food and Drug Administration or any successor agency; (ii) the date on which Spectranetics or anyone on its behalf commences marketing a Project Catheter in the United States; (iii) the date on which Spectranetics or anyone on its behalf completes the first commercial sale of any Project Catheter in the United States; or (iv) the date on which Spectranetics or anyone on its behalf accomplishes sales of Project Catheters outside the United States for an amount equal to $5 million in the aggregate in the preceding 12-month period.
     “Field” means all Atherectomy applications.
     “Intellectual Property” means patents, patent applications and patent rights, including continuations and continuations in part, inventions, business methods, trademarks, trademark applications, service marks, business marks, trade names, brand names, other names and slogans embodying business or product goodwill, trade dress, copyright registration, copyrights (including those in computer software, development documentation, programming tools, drawings, specifications and data), trade secrets, know-how, protocols, mask works, industrial designs, formulae, processes and technical information, including Confidential Information, and

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
any rights under licenses to any of the foregoing, in each case, whether or not subject to statutory registration or protection in any country.
     “Phase I of Project” means the feasibility phase evaluation described in the Scope of Work in connection with the development of a Project Catheter pursuant to this Agreement.
     “Phase II of Project” means the development of a commercial version of the Project Catheter as contemplated by Section 2.3.
     “Photoacoustic Imaging and Measurement” means a process using any or all of photoacoustic imaging, measured data or fiberoptic sensing through optical fibers.
     “Project” means the development of a Project Catheter pursuant to this Agreement, including both Phase I of Project and Phase II of Project.
     “Project Catheter” means a catheter incorporating Background IP owned by BioScan or Developed IP, whether owned by BioScan or by Spectranetics. The parties contemplate that such catheter will be developed by BioScan and Spectranetics as described in the Scope of Work and as further developed in Phase II of Project. If the Project is terminated by either party prior to completion as provided in this Agreement, including any election by Spectranetics not to proceed with Phase II of Project pursuant to Section 2.3, a catheter shall not be deemed a Project Catheter unless it contains Background IP owned by BioScan or Developed IP, whether owned by BioScan or by Spectranetics.
     “Scope of Work” means the scope of work attached to this Agreement as Exhibit A, as such may be amended from time to time by consent of the parties, which includes by reference the Spectranetics Laser Guidance Needs described in Exhibit B.
2. Project.
          Section 2.1 Performance. BioScan and Spectranetics will perform Phase I of Project as described in the Scope of Work. Phase I of Project will be performed primarily at BioScan’s facility by BioScan’s personnel or personnel retained by BioScan for purposes of Phase I of Project as contemplated by the Budget. The time frames for completion of Phase I of Project set forth in the Scope of Work are approximate, but BioScan and Spectranetics will use commercially reasonable efforts to complete the work within those time frames, it being understood that failure to complete Phase I of Project within those time frames shall not be considered a breach of this Agreement by any party.
          Section 2.2 Costs; Budget. BioScan and Spectranetics shall bear the costs of Phase I of Project as provided in the Scope of Work. Spectranetics will pay BioScan the budgeted amounts as specified in the Scope of Work. Within 30 days after the end of each calendar quarter, BioScan will provide Spectranetics a written progress report on Phase I of Project specifying in reasonable detail the costs incurred to date with a comparison to budgeted amounts and the progress of the work on Phase I of Project with a comparison to the time frames set forth in the Scope of Work. Each progress report shall indicate whether, based on the costs

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
incurred and progress made to the date of the report, BioScan believes that Phase I of Project will be completed within Budget and within the time frames set forth in the Scope of Work and, if not, what the anticipated costs and timing of Phase I of Project are expected to be. If any progress report indicates that Phase I of Project will not be completed within the Budget, Spectranetics and BioScan shall consult with each other to determine whether to modify Phase I of Project, modify the Budget or terminate the Project as provided in Section 6.1, it being understood that neither party will have an obligation to spend amounts or resources in excess of those provided for in the Scope of Work and that failure to complete Phase I of Project within the Budget shall not be considered a breach of this Agreement by any party. The Budget is not intended as a fixed amount payable to BioScan, and therefore notwithstanding the payment schedule set forth in the Scope of Work, Spectranetics shall only be responsible for the budgeted costs and expenses actually incurred by BioScan in performing Phase I of Project. If the amounts paid by Spectranetics exceed the budgeted costs and expenses actually incurred by BioScan on an aggregate basis, as established by the final progress report for Phase I of Project, BioScan shall refund the excess at the time such final progress report is due. In no event shall Spectranetics be responsible for any costs and expenses incurred by BioScan in excess of those contemplated by the Budget, as amended from time to time unless it had agreed to such costs or expenses. BioScan shall require its personnel and consultants to keep appropriate records of time spent on Phase I of Project to support the personnel and consulting costs charged to Phase I of Project. If the time frames for Phase I of Project given in the Scope of Work are extended, the parties shall negotiate in good faith a revised payment schedule to correspond to the new time frames.
          Section 2.3 Phase II of Project. If Phase I of Project is successfully completed, the parties currently contemplate entering into an addendum to this Agreement pursuant to which they would conduct Phase II of Project to mutually develop a commercial product for use in the Field based on the prototype developed in Phase I of Project. Spectranetics would fund the costs of Phase II of Project. Following completion of Phase I of Project, Spectranetics shall give BioScan notice indicating whether or not Spectranetics elects to proceed with Phase II of Project. If Spectranetics elects to proceed with Phase II of Project, Spectranetics, after consultation with BioScan, shall prepare a scope of work for Phase II of Project and submit the scope of work to BioScan. Within a reasonable time after its receipt of such proposed scope of work, BioScan, after consultation with Spectranetics, shall prepare a budget for the portions of such proposed scope of work submitted by Spectranetics that are to be performed by BioScan, with such changes in the portions of the proposed scope of work to be performed by BioScan as BioScan may reasonably consider appropriate taking into account Spectranetics’ stated goals and BioScan’s capabilities and commitments. The parties shall act reasonably and in good faith in proposing the scope of work, the budget, an addendum to this Agreement setting forth the scope of work and budget (as described below) and any changes to any thereof under this Section 2.3, and shall negotiate reasonably and in good faith to agree upon the portions of the scope of work to be performed by BioScan, the budget therefor and such addendum. If they agree upon the scope of work, but are unable to agree on a budget for the portions of the scope of work to be performed by BioScan, either party may submit the disagreement over the budget to a mutually agreeable un-affiliated arbitrator (who was not engaged by either party in the past) who shall have at least 10 years of experience in medical device project management in projects of the kind

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
contemplated herein and whose sole mandate will be to determine the appropriate amount to be budgeted for the item or items on which the parties were unable to agree. If the parties are unable to agree on an arbitrator or on rules of conducting the arbitration, either party may apply to the New York office of the American Arbitration Association for the appointment of an arbitrator with the qualifications and experience described above and the arbitrator shall conduct the arbitration in New York according to the rules of the American Arbitration Association. The costs of the arbitration (and of any proceedings before the American Arbitration Association) shall be borne equally by the parties. After the scope of work has been agreed to and the budget has been agreed to or determined by arbitration, the parties shall enter into a mutually acceptable addendum to this Agreement agreeing to the scope of work and budget for Phase II of Project. Sections 2.1 and 2.2 above shall apply to Phase II of Project, mutatis mutandis, and unless the parties agree otherwise, all other provisions of this Agreement would continue to apply, including, without limitation Spectranetics’ license and rights to commercialize the resulting product and the termination events. The scope of work and budget for Phase II shall include a line item for making appropriate patent and other searches for the mutual benefit of the parties as required to ensure that no Developed IP infringes on the rights of any third party.
3. Intellectual Property.
          Section 3.1 Background IP. Each party shall retain all of its ownership and other rights in and to its Background IP, and, except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall constitute a transfer to the other party of any such Background IP or a license to the other party to use any such Background IP. BioScan represents and warrants to Spectranetics that Exhibit C to this Agreement is a complete list of BioScan’s patents and patent applications included in BioScan’s Background IP that are relevant to the Project or the Field. Spectranetics represents and warrants to BioScan that Exhibit D to this Agreement is a complete list of Spectranetics’ patents and patent applications included in Spectranetics Background IP that are relevant to the Project or the Field.
          Section 3.2 Ownership, Protection and Enforcement of Developed IP.
          Section 3.2.1. Ownership. As between BioScan and Spectranetics: (i) BioScan shall be the owner of all right, title and interest in and to any Developed IP that either (A) can be used outside the Field (whether or not it can be used in the Field) or (B) is based upon or incorporates Photoacoustic Imaging and Measurement processes or technology, and any improvements and developments thereto, and Spectranetics shall have no right, title or interest therein except as provided in Section 4.1 below; and (ii) Spectranetics shall be the owner of all right, title and interest in and to any Developed IP to the extent it can be used solely in the Field and is not based upon and does not incorporate Photoacoustic Imaging and Measurement processes or technology, and any improvements and developments thereto, and BioScan shall have no right, title or interest therein except as provided below.
          To the extent any right, title or interest in Developed IP does, by operation of law, become vested in any party in a manner that does not conform to this Section 3.2.1, each party agrees to and hereby does transfer any such right, title and interest to the other party so as to reflect the ownership provided for in this Section 3.2.1.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
          Section 3.2.2. Protection and Enforcement. The party owning any Background IP or Developed IP shall be responsible to apply for, maintain, prosecute, and enforce patents or otherwise take steps to protect any Background IP or Developed IP it owns, including but not limited to, deciding which inventions shall be subject to patent protection, selecting the countries for patenting, and selecting the person that shall be responsible for preparing, prosecuting, and maintaining the application and any resulting patent. The party owning the Background IP or Developed IP shall update the other party on a reasonably current basis as to the status of each such patent application or patent.
          Should BioScan decide to abandon or to not maintain any Background IP or Developed IP owned by it in any jurisdiction, notice of the same shall be given to Spectranetics at least 30 days before the date of any abandonment or maintenance payment date so that Spectranetics can determine whether to prosecute and/or maintain the same, in which case Spectranetics may do so at its own expense (and reimburse BioScan to the extent it incurs any related fees, costs or expenses in connection with any action taken at Spectranetics’ request) and shall be the beneficiary of such portion of the Background IP or Developed IP in the relevant jurisdiction(s) to the extent and only to the extent necessary to exercise its rights as licensee under Section 4.1, provided, however, that this provision shall not grant Spectranetics any property or other ownership rights or license in any Background IP or Developed IP owned by BioScan that is not otherwise provided for in this Agreement. In no event shall Spectranetics agree to any settlement that shall affect any BioScan Background IP or BioScan Developed IP outside the Field without BioScan’s advance written consent.
          Each party shall have the exclusive right but not the duty to enforce its own Background IP; provided that to the extent and only to the extent enforcing such Background IP is necessary to protect Spectranetics’ interests as licensee under Section 4.1 and BioScan decides not to pursue an enforcement action, Spectranetics may pursue such enforcement action at its own expense (and reimburse BioScan to the extent it incurs any related fees, costs or expenses in connection with any action taken at Spectranetics’ request), but the right to pursue such enforcement shall not grant Spectranetics any property or other ownership rights or license in BioScan’s Background IP not otherwise provided for in this Agreement. In no event shall Spectranetics agree to any settlement that shall affect any BioScan Background IP or BioScan Developed IP outside the Field without BioScan’s advance written consent.
          The parties shall consult with one another in any decision to enforce the Developed IP against any third party. Spectranetics shall have the exclusive right but not the duty to decide to cause the enforcement against any third party of Developed IP it owns, and BioScan shall have the exclusive right but not the duty to decide to cause the enforcement against any third party of any Developed IP it owns; provided, however, that to the extent and only to the extent enforcing such Background IP is necessary to protect Spectranetics’ interests as licensee under Section 4.1 and BioScan decides not to pursue an action to enforce such Developed IP, Spectranetics may pursue such enforcement action at its own expense (and reimburse BioScan to the extent it incurs any related fees, costs or expenses in connection with any action taken at Spectranetics’ request), but the right to pursue enforcement shall not grant Spectranetics any property or other ownership rights or license in any Developed IP owned by

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
BioScan that is not otherwise provided for in this Agreement. In no event shall Spectranetics agree to any settlement that shall affect any BioScan Background IP or BioScan Developed IP outside the Field without BioScan’s advance written consent.
          The party bringing (or causing to be brought) any action to enforce Background IP or Developed IP shall bear or accrue all fees, costs and expenses of the action and shall be entitled to receive all recoveries in the action; provided that, if the other party is also joined in the action and the recoveries in the suit include damages suffered by both parties, the fees, costs and expenses of the action and the recoveries in the action shall be shared as follows: (i) the recoveries shall be shared based on the proportion in which they were awarded to the parties by the court, or if the court has not done so, the recoveries shall be first applied to cover the costs of the parties and thereafter in the proportion that the losses or lost profits caused by such infringement or action by a third party affected the parties (and if the parties cannot agree on such proportion it shall be determined by an arbitrator, who shall be determined as and shall determine the issue according to the same procedures provided in Section 4.2); and (ii) the fees, costs and expenses of the action (to the extent not recovered from the defendants) shall be shared in the same proportion as the recoveries, except that the fees, costs and expenses borne by the other party (i.e., the party that did not bring the action) shall not exceed its share of the recoveries in such action.
          If a third party brings an action (directly or as a counterclaim or otherwise in response to any action initiated by either of the parties to this Agreement) challenging the validity, enforceability or ownership of any Background IP or Developed IP, the party that owns the Intellectual Property in question shall have the sole right but not the duty to defend the action. If BioScan decides not to defend any such action relating to any Background IP or Developed IP owned by it, Spectranetics may defend such action at its own expense (and, subject to Section 8 herein, reimburse BioScan to the full extent it incurs any related fees, costs or expenses in connection with any action taken at Spectranetics’ request) to the extent and only to the extent necessary to protect its interests as licensee under Section 4.1, but the right to defend such action shall not grant Spectranetics any property or other ownership rights or license in BioScan Background IP or Developed IP not otherwise provided for in this Agreement. Subject to Section 8, any party defending any action shall be responsible for all judgments entered in the action, except, that, notwithstanding the foregoing, in the event that both parties are joined in such action, each party shall be entitled to conduct its own defense, and, subject to Section 8, shall bear all fees, costs, liabilities and expenses incurred by it in such defense and shall be responsible for all judgments entered against it in the action.
          In all cases to enforce or defend any Background IP or Developed IP, each party shall cooperate with the other in such enforcement effort or defense. Without limiting the generality of the foregoing, the party that is bringing or defending any such action may require the other party to join as a party in such action to the extent that such joinder is necessary for the effective prosecution or defense of the action, but, subject to Section 8, the party bringing or defending the action shall reimburse the other party for all fees, costs or expenses incurred as a result of such joinder.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
          Notwithstanding anything in this Agreement to the contrary, to the extent any Developed IP is determined by the parties or pursuant to arbitration as provided in Section 4.2 to infringe any Intellectual Property rights of any third party, the parties shall use all commercially reasonable efforts to eliminate or mitigate the effects of such infringement, including, without limitation, redesigning or making such other changes to the Project Catheter as necessary.
          Section 3.2.3. Survival of Rights and Obligations. The provisions of this Section 3.2 shall survive expiration or termination of this Agreement, provided, however, that neither party shall have any rights to be informed of or participate in the maintenance or enforcement (or the decision not to do any of them or to pursue by itself the same) of the other party’s Intellectual Property if the license granted pursuant to Section 4.1 shall have been terminated.
          Section 3.3 Inventor Compensation. Each party shall be responsible for paying any fees, costs, compensation, or other remuneration that are required by statute, regulation, agreement, or otherwise related to the use of their inventions, including those related to Developed IP, to its respective employees, agents, or contractors.
          Section 3.4 Disclosure. Each party shall make prompt, full and complete written disclosure to the other party of all information relating to the disclosing party’s Background IP that is or will be relevant to the Project or the Project Catheter. Each party shall make prompt, full and complete written disclosure to the other party of all information relating to Developed IP developed by the disclosing party during the course of the Project. Each party shall provide the other with reasonable technical support to understand and apply the information so disclosed as reasonably necessary to complete and evaluate the Project and the Project Catheter and otherwise to give effect to the purpose and intent of this Agreement.
          Section 3.5 Confidentiality. Each party agrees with respect to Confidential Information disclosed by the other party:
               (a) to hold such Confidential Information in confidence and not to disclose it within or outside of its own organization except (i) to its employees and consultants who have a need to know such information in connection with the Project and who are subject to agreements restricting disclosure and use of such Confidential Information to the same extent as this Agreement and (ii) as necessary to exercise its rights as licensee under Section 4;
               (b) not to use such Confidential Information for any purpose other than the Project and the exercise of its rights as licensee under Section 4; and
               (c) to use the same degree of care in protecting the confidentiality of such Confidential Information as it uses in protecting its own proprietary information, but in no event less than reasonable care.
          Section 3.6 Regulatory Approvals. For so long as the license granted pursuant to Section 4.1 is in effect, Spectranetics shall have the exclusive right (but no obligation) to seek regulatory approvals for the Project Catheter for use solely in the Field and to conduct any tests,

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
trials or other procedures in connection therewith. BioScan shall provide such assistance as Spectranetics may reasonably request in connection therewith, provided that Spectranetics shall pay any out-of-pocket expenses of BioScan in providing such assistance
          Section 3.7 Commercially Reasonable Efforts. Spectranetics shall use Commercially Reasonable Efforts to obtain any required regulatory approvals and market Project Catheters in the United States. “Commercially Reasonable Efforts” shall mean efforts of a degree and kind, including the level of attention and care and the providing of funding and manpower, as are consistent with the then current stage of product life cycle for a product with the same commercial potential of the Project Catheter. Such efforts shall in no event be less than the efforts that companies similar to Spectranetics in size and stage apply with respect to products of similar commercial potential, consistent with the exercise of good business judgment.
4. License to Spectranetics.
          Section 4.1 Grant. BioScan hereby grants to Spectranetics an exclusive, perpetual (except as provided herein), worldwide license to use and practice: (A) all of BioScan’s Background IP and all future developments and improvements thereto, limited to the Field (the “BioScan Background IP License)”; and (B) all Developed IP owned by BioScan and all future developments and improvements thereto, limited to the Field (the “BioScan Developed IP License”), in each case, subject to the provisions of this Agreement. The license includes the exclusive right to make, have made (subject to the limitations described in the following paragraph), use and sell or otherwise transfer catheters and related devices and methods for use in the Field, directly or through one or more subcontractors, during and after completion of the Project. The license will also include the right to develop, improve, test, evaluate, conduct clinical trials with respect to, and obtain regulatory approvals for catheters and related devices and methods used in the Field. Subject to the provisions of this Agreement, this license shall be exclusive in the Field both as to BioScan and as to third parties. Without limiting the generality of the foregoing and subject to the provisions of this Agreement, including, without limitation, Section 6.2 hereof, BioScan shall not use or practice any BioScan Background IP or Developed IP or any future development or improvement thereof in the Field.
          This license, or any portion of it may not be assigned or sublicensed by Spectranetics without BioScan’s consent, which shall not be unreasonably withheld or delayed, except that, subject to Sections 6.2 and 6.3 herein, Spectranetics may (i) sublicense to independent contractors for the purposes of clinical trials or for the purpose of manufacturing any Project Catheters, pursuant to sublicense agreements containing provisions protecting Intellectual Property owned by BioScan that are reasonably satisfactory to BioScan; (ii) sublicense to end users of Project Catheters to the extent necessary to allow them to evaluate and use the Project Catheters; (iii) sublicense to independent contractors for the purposes of (A) completing the development of the Project Catheter solely if the Project is terminated prior to completion as provided in this Agreement, provided that, in the circumstances described in Section 6.2(g), Spectranetics’ right to sublicense under this clause (A) shall be conditioned upon its first having complied with Section 2.3, or (B) designing and developing subsequent

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
generations of or improvements to the Project Catheter after completion of its initial development (i.e., Phase I and Phase II of the Project), in each case pursuant to sublicense agreements containing provisions protecting the Intellectual Property owned by BioScan that are reasonably satisfactory to BioScan (and provided that to the extent any actions, developments or improvements taken or made by such independent contractors cause any Project Catheter to infringe any other party’s Intellectual Property, any resulting Liabilities (as defined in Section 8) shall be deemed to be included in Liabilities for which Spectranetics shall indemnify BioScan as provided in Section 8.3(b) and shall not result in any reduction of royalties as provided in the second paragraph of Section 4.2); and (iv) assign this license and its other rights and duties under this Agreement without such consent to a successor by merger, sale of assets or otherwise to all or substantially all of Spectranetics’ business and assets relating to the sale of catheters for use in the Field.
          Nothing in this Agreement or the performance hereof shall operate to grant Spectranetics or otherwise vest in Spectranetics any right, title, or interest in or to any of the BioScan Background IP or BioScan Developed IP or any other Intellectual Property owned by BioScan licensed hereto other than the licenses granted pursuant to this Section 4.1. To the extent any such right, title or interest does, by operation of law, become vested in Spectranetics, Spectranetics agrees to and hereby does transfer any such right, title and interest to BioScan.
          Section 4.2 Royalty. Spectranetics shall pay BioScan a royalty for the license granted in Section 4.1 as provided in this Section 4.2 and in Section 4.3. Spectranetics shall pay BioScan a royalty equal to the “Applicable Percentage” of the sales price of each Project Catheter. For that purpose, sales price means the amount actually invoiced by Spectranetics for such Project Catheters, excluding taxes, insurance, freight or other separately stated charges, net of returns and allowances. “Applicable Percentage” means (i) if and for so long as the Project Catheters or any portion thereof are covered by a patent or patent application owned by BioScan, [*****] and (ii) at all other times, [*****], subject to the provisions of Section 6.2. The royalty shall be payable quarterly within 60 days following the end of each calendar quarter. Each royalty payment shall be accompanied by a reasonably detailed schedule of invoiced sales of Project Catheters by Spectranetics and returns and allowances made during the period and a calculation of the royalties due as a result thereof. In the event of any return of or allowance in respect of a Project Catheter as to which royalty has previously been paid, the royalty on the amount of such return or allowance shall be deducted from subsequent royalty payments. In no event will Spectranetics be entitled to retroactively adjust the Applicable Percentage with respect to any royalty payments that were already paid.
          If in the opinion of both parties herein it is necessary or advisable for Spectranetics to pay any royalty or other fee to a person other than BioScan or Spectranetics or any of their affiliates in order to be able to use any BioScan Background IP or Developed IP owned by BioScan (and not as a result of the combination of the same by any person other than BioScan with any Intellectual Property owned by a third party) in a Project Catheter without infringing the rights of such other person, the amount of such royalty or fee shall be offset against the royalty payable to BioScan under this Section 4.2. If Spectranetics and BioScan cannot agree on whether or not to pay a royalty or fee to such a person, or the amount of the

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
royalty or fee to be paid, Spectranetics may pay the royalty or fee to such person, without offsetting any payments so made against the royalties payable to BioScan, and submit the matter to binding arbitration before a mutually agreeable un-affiliated arbitrator (who was not engaged by either party in the past) who shall be a practicing patent attorney with at least 10 years experience in dealing with Intellectual Property disputes. If the parties are unable to agree on an arbitrator or on rules of conducting the arbitration, either party may apply to the New York office of the American Arbitration Association for the appointment of an arbitrator with the qualifications and experience described above and the arbitrator shall conduct the arbitration in New York according to the rules of the American Arbitration Association. The sole charge of the arbitrator shall be to determine whether the use of BioScan Background IP or Developed IP owned by BioScan in a Project Catheter infringed the Intellectual Property right of such other person (and such infringement was not as a result of the combination of the same by any person other than BioScan with any third party Intellectual Property) and, if so, the amount of the royalty or other fee that it was commercially reasonable to agree to pay. If the arbitrator determines that such use did infringe the Intellectual Property rights of such other person (and was not a result of such a combination), BioScan shall pay to Spectranetics an amount equal to the smallest of (i) the amount previously paid by Spectranetics to such person, (ii) the amount that would have been previously paid to such person based on the royalty or other fee that the arbitrator determined to be commercially reasonable or (iii) the royalties previously paid to BioScan hereunder, plus, in each case, interest at a rate of 6% from the date that each such offset was or would have been made or each such royalty payment was made to the date of such payment by BioScan, and Spectranetics shall offset all royalties or fees paid to such other person that were not recovered from the payment by BioScan under clauses (i), (ii) or (iii) above (not to exceed the amount that the arbitrator determined to be commercially reasonable) against future royalty payments to BioScan. If the arbitrator determines a range rather than a specific number for the royalty or fee that it would have been commercially reasonable to pay, the midpoint of the range shall be used for purposes of calculating such payment and offset. If the arbitrator determines that such use did not infringe the Intellectual Property rights of such other person (or was a result of such a combination), Spectranetics shall not offset any amounts paid to such person against the royalties payable to BioScan hereunder. Notwithstanding the foregoing, if the parties agree that it is necessary or advisable to pay a royalty or other fee to such a person, but are unable to agree on the amount of the royalty or fee, and Spectranetics pays a royalty or fee to such person that is higher than the royalty or fee that BioScan was willing to approve under this Section, Spectranetics may offset against royalties payable to BioScan the amount that BioScan was willing to approve (as evidenced by a written offer from BioScan) and arbitrate only the amount of the royalty or other fee pursuant to this Section.
          Notwithstanding anything to the contrary above, in order to maintain the exclusivity of the BioScan Background IP License, Spectranetics shall be required to pay BioScan minimum royalties pursuant to this Section 4.2 as follows:

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested

Quarters after FDA Approval Date	Minimum Annual
Royalty Payable
           [
                                         *****
]
          The minimum royalties given above are for a four-quarter period and not for each quarter within the period. To the extent the aggregate amounts of royalties paid pursuant to this Section 4.2 in any four quarter period are less than the minimum amount described above for such four quarters, Spectranetics shall pay any shortfall together with the payment of the last quarterly payment made with regard to such four quarter period. In the event Spectranetics fails to pay such minimums within 30 days of the date they are due, the BioScan Background IP License shall become, automatically and without any further action, a non-exclusive license, but all other terms of this Agreement shall remain in place. The conversion of the BioScan Background IP License to a non-exclusive license shall be BioScan’s sole and exclusive remedy for any failure by Spectranetics to pay the minimum royalties provided above.
          Section 4.3 Additional Royalty. In addition to the royalty payable under Section 4.2, Spectranetics shall pay an additional royalty of [*****] of the sales price (as defined in Section 4.2) of the first [*****] of Project Catheters sold by Spectranetics, provided, however, that Spectranetics shall pay BioScan [*****] pursuant to this Section 4.3 regardless of the number of Project Catheters sold no later than 24 months from the FDA Approval Date, all subject to Section 6.2. The additional royalty shall be payable quarterly upon the payment of royalties pursuant to Section 4.2 (in which case it shall be accompanied by the same documentation, and will be subject to the same procedures as, royalties payable pursuant to Section 4.2) and any remaining amounts on the date that is 24 months from the FDA Approval Date. Additional royalties payable under this Section 4.3 shall be offset by royalties paid to third parties as provided in Section 4.2, without duplication. For the avoidance of doubt, in no event shall the aggregate additional royalties payable under this Section 4.3 exceed [*****].
          Section 4.4 Improvements and Developments. For so long as the license provided in Section 4.1 is in effect, any improvements or developments of BioScan Background IP or Developed IP during or after the termination of the Project which are or would be useful in the manufacture, sale or use of catheters or related devices or procedures in the Field shall be included in the license granted to Spectranetics herein. BioScan shall make prompt, full and complete written disclosures to Spectranetics of all information relating to each such improvement or development.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
5. Milestone Payments to BioScan. In addition to the payments to BioScan described in the Scope of Work and in Sections 4.2 and 4.3 above, Spectranetics will make payments to BioScan upon the achievement of the milestones described below in the amounts set forth below:

Milestone		Amount

[

*****

]

[*****]		[*****]
Each payment shall be made within 30 days after the achievement of the milestone. Any decision to seek or not seek any FDA approval or clearance shall be made by Spectranetics.
6. Term and Termination.
          Section 6.1 Right to Terminate Project. The Project shall continue until all deliverables described in the Scope of Work (and in any subsequent scope of work in the addendum described in Section 2.3) have been completed provided that:
               (i) BioScan and Spectranetics may terminate the Project by mutual agreement at any time;
               (ii) Spectranetics may terminate the Project at any time upon 30 days notice to BioScan, but the effective date of such termination shall not be earlier than six months after the date of this Agreement;
               (iii) BioScan may terminate the Project if the Project Catheter has not been submitted for approval by the United States Food and Drug Administration or any successor agency within [*****] of the date of this Agreement (or, if such approval is not required, commercial sales of Project Catheters have not commenced within [*****] or if the FDA Approval Date has not occurred within [*****] of the date of this Agreement; provided, however, that the periods established in this clause (iii) shall be automatically extended by the amount of any delay in completion of Phase I of Project from the time frames set forth in the

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
Scope of Work or any delay in completion of Phase II of Project from the time frames set forth in the addendum contemplated by Section 2.3, in each case, to the extent, and only to the extent, such delay is due to BioScan’s failure to use commercially reasonable efforts to perform its obligations pursuant to this Agreement and any such addendum;
               (iv) Either party may terminate the Project if the other party fails to perform its obligations under this Agreement in any material respect and such failure is not cured within 60 days after notice of nonperformance to the other party; and
               (v) Either party may terminate the Project if, after completion of Phase I of Project, Spectranetics gives notice to BioScan pursuant to Section 2.3 that Spectranetics elects to proceed with Phase II of Project, but the parties are unable to agree on the portions of a scope of work for Phase II of Project that are to be performed by BioScan or on an addendum pursuant to Section 2.3; provided that a party may not terminate under this Section 6.1(v) unless it has first performed its obligations under Section 2.3.
          Section 6.2 Effect of Termination.
               (a) If BioScan and Spectranetics terminate the Project by mutual consent under Section 6.1(i), the termination agreement shall specify the effects of termination.
               (b) If Spectranetics terminates the Project prior to completion under Section 6.1(ii) the BioScan Background IP License shall automatically and without any further action terminate, but otherwise the provisions of Sections 3 through 19 shall remain in full force and effect, except that any milestone payment that has not previously become due shall not thereafter become due or payable.
               (c) If Spectranetics terminates the Project pursuant to Section 6.1(iv), the BioScan Background IP License shall become non-exclusive, but otherwise the provisions of Sections 3 through 19 shall remain in full force and effect, except that the Applicable Percentage shall be [*****] rather than [*****], no minimum royalties will be payable, the additional royalties described in Section 7.3 shall not be payable and any milestone payment that has not previously become due shall not thereafter become due or payable.
               (d) If BioScan terminates the Project pursuant to Section 6.1(iv), the BioScan Background IP License shall automatically and without any further action terminate, but otherwise the provisions of Sections 3 through 19 shall remain in full force and effect.
               (e) If, after completion of Phase I of Project, Spectranetics gives notice to BioScan that Spectranetics does not elect to proceed with Phase II of Project as provided in Section 2.3, Spectranetics shall be deemed to have terminated the Project pursuant to Section 6.1(ii).

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
               (f) If BioScan terminates the Project pursuant to Section 6.1(iii) then from and after such termination, the BioScan Background IP License shall become non-exclusive, but otherwise the provisions of Sections 3 through 19 shall remain in full force and effect, except that BioScan shall have no obligations to continue and provide any services or products to Spectranetics or anyone on its behalf.
               (g) If either party terminates the Project under Section 6.1(v), the provisions of Sections 3 through 19 shall remain in full force and effect, except that Spectranetics may conduct Phase II of Project independent of BioScan, directly or through an independent contractor as provided in Section 4.1.
               (h) Upon any termination of the Project, each party shall comply with Sections 3.4 and 3.5 with respect to all Developed IP developed prior to termination and during any wind-down phase of the Project.
               (i) If the Project is terminated by Spectranetics pursuant to Section 6.1(ii), Spectranetics shall be responsible for all budgeted costs incurred by BioScan in performing the Project prior to the date of such termination not previously paid and all reasonable costs incurred in winding-down operations related to the Project, such as paying severance to employees and paying for any outstanding orders of materials or services, it being understood that severance must be consistent with industry practice in Israel for such situations and related only to employees primarily engaged in the Project.
          Section 6.3 Right to Terminate License. Notwithstanding Section 6.2 above, BioScan may terminate all licenses granted to Spectranetics under Section 4.1: (i) if Spectranetics fails to pay any royalty due under Section 4.2 or 4.3 and such failure continues for 30 days after written notice of nonpayment from BioScan; provided that no right to terminate shall arise as a result of any failure to pay the minimum royalties provided in Section 4.2 or if there is a bona fide dispute over the amount of royalty due and Spectranetics pays the amount due within 30 days following the resolution of that dispute; or (ii) if Spectranetics uses any BioScan Background IP or BioScan Developed IP outside the Field or otherwise materially breaches or violates the terms of any license granted pursuant to Section 4.1, and such use, breach or violation continues for more than 30 days of being notified of the same.
7. Audit Right. BioScan shall have the right, at its expense, to audit Spectranetics’ books and records relating to the sale of Project Catheters to verify royalties due under this Agreement. Spectranetics shall have the right, at its expense, to audit BioScan’s books and records with respect to the Project to verify the costs and expenses incurred by BioScan in connection with the Project. All information obtained in such an audit shall be Confidential Information, but may be used by either party to enforce its rights under this Agreement.
8. Indemnity.
          Section 8.1 Indemnity by Spectranetics. Spectranetics shall defend, indemnify and hold BioScan, its affiliates and their respective officers, directors, stockholders, partners, members, employees and agents, harmless from and against any claims, damages, liabilities,

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
losses, costs or expenses (including reasonable attorneys’ fees) (collectively, “Liabilities”) relating to or arising out of (a) any claim by any third party for personal injury or property damage resulting from the use of any Project Catheter, or (b) any breach of any representation or failure of Spectranetics to perform any covenant or agreement made or contained in this Agreement.
          Section 8.2 Indemnity by BioScan. BioScan shall defend, indemnify and hold Spectranetics, its affiliates and their respective officers, directors, stockholders, partners, members, employees and agents, harmless from and against any Liabilities relating to or arising out of any breach of any representation or failure of BioScan to perform any covenant or agreement made or contained in this Agreement.
          Section 8.3 Indemnity for Breach of Intellectual Property of Third Parties. (a) BioScan shall defend, indemnify and hold Spectranetics, its affiliates and their respective officers, directors, stockholders, partners, members, employees and agents, harmless from and against any Liabilities relating to or arising out of claims by any third party that Spectranetics’ use in a Project Catheter of any BioScan Background IP or any Developed IP owned by BioScan infringes the Intellectual Property rights of such third party, provided, however, that: (i) BioScan’s indemnity will not extend to a combination by any person other than BioScan of the BioScan Background IP or any Developed IP owned by BioScan with any Intellectual Property of a third party where such combination is the cause of such infringement; and (ii) BioScan’s liability pursuant to this Section 8.3(a) shall be limited to the amounts paid by Spectranetics to BioScan pursuant to Section 4.2, as reduced by any offsets under the second paragraph of Section 4.2 (including, if such Liabilities exceed the amounts already so paid, any amounts that thereafter become payable to BioScan pursuant to Section 4.2 after the date of any relevant judgment, such amounts to be recovered by Spectranetics by offset against such future royalties as they become due, but in any case without duplication of any reduction of royalties provided for in Section 4.2) and shall be reduced by any amounts paid by BioScan directly to such third party with respect to the claims described in this Section 8.3(a); and (b) Spectranetics shall defend, indemnify and hold BioScan, its affiliates and their respective officers, directors, stockholders, partners, members, employees and agents, harmless from and against any Liabilities relating to or arising out of claims by any third party that any Project Catheter infringes the Intellectual Property rights of such third party, if and to the extent such amounts are not covered by Section 8.3(a) (i.e., for any Liabilities arising from or related to claims covered by 8.3(a), BioScan shall indemnify Spectranetics to the extent provided therein and Spectranetics shall indemnify BioScan for any excess amounts).
          Section 8.4 Defense of Claims. In the case of any third-party claim against which indemnification is claimed under this Section 8, the person claiming indemnification (the “Indemnified Person”) shall give prompt written notice of the claim to the party from which indemnification is sought (the “Indemnifying Party”), provided that no delay in giving such notice shall excuse the Indemnifying Party from its obligation to indemnify unless and except to the extent that its ability to defend the third-party claim is impaired by such delay. The Indemnifying Party shall be entitled to defend and settle the third-party claim, provided that no settlement shall be entered into without the Indemnified Person’s consent, which consent shall

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
not be unreasonably withheld, except that the Indemnifying party may settle any claim without the Indemnified Person’s consent if the settlement involves no obligation other than the payment of money from which the Indemnifying Party provides complete indemnification hereunder and includes a complete release of the Indemnified Person. If the Indemnifying Party fails to assume the defense of the claim, the Indemnified Person shall defend the claim and shall be entitled to be indemnified against the reasonable legal fees and other costs incurred in such defense. If the Indemnifying Party assumes the defense of a third-party claim, it shall not be responsible for any legal fees or related costs thereafter incurred by the Indemnified Person in connection with the claim; provided that, if the Indemnifying Person is also a party to the claim and the representation of both the Indemnified Person and the Indemnifying Party by the same counsel would involve a conflict of interest for such counsel, the Indemnified Person may retain separate counsel to defend the claim on its behalf and shall be entitled to indemnification against the reasonable legal fees and related costs incurred in such defense. If the Indemnified Person defends any third-party claim, whether as a result of the Indemnifying Party’s failure to assume the defense or as a result of a conflict of interest, the Indemnified Person shall not settle the claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld. Amounts paid by an Indemnified Person in a settlement entered into in compliance with this Section 8.3 shall be included in the liabilities and losses against which the Indemnified Person is entitled to be indemnified under Section 8.1 or 8.2. The parties shall cooperate in the defense of any claim, including making documents and personnel available for interviews, depositions, hearings, trials and appeals, but the Indemnifying Party shall reimburse the Indemnified Person for out-of-pocket costs in providing such cooperation.
          Section 8.5 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTIONS 8.1, 8.2 AND 8.3 WITH RESPECT TO INDEMNIFICATION FOR THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM SUCH PARTY’S PERFORMANCE OR FAILURE TO PERFORM ANY COVENANT OR AGREEMENT MADE OR CONTAINED IN THIS AGREEMENT, INCLUDING LOSS OF PROFITS, CONTRACTS, BUSINESS, REPUTATION OR GOODWILL
          Section 8.6 Sole Remedy. This Section 8 states the parties’ sole liabilities and remedies for the matters covered herein.
9. Notices. All notices and other communications required or permitted hereunder shall be in writing and may be given by any means selected by the sender. Each such notice or other communication shall be effective (i) if sent by recognized courier for delivery to the recipient’s address given below upon receipt; (ii) if sent by facsimile transmission, upon confirmation of transmission by the sender’s fax machine; or (iii) if sent by any other means, when actually received. The parties’ addresses and fax numbers for notice purposes, until changed by notice given under this Section, are as follows:

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, Colorado 80907-5186
Attn: Guy Childs
Fax No.: 719-633-4207
BioScan Technology Ltd
P.O.Box 281
Yokneam Elite, 20692, Israel
Attn: Avram Matcovitch and Yacov Geva
Fax No.: +972 (4) 9937364
10. Remedies. All remedies under this Agreement, at law or in equity, shall be cumulative. The Parties hereto agree that irreparable damage would occur if any of the provisions hereunder relating to Confidential Information and Intellectual Property were not performed in accordance with their terms or were otherwise breached and that each party shall have the right to injunctive relief and other equitable remedies to enforce such provisions, without posting any bond or other security.
11. Waiver. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.
12. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns, provided that, except to a party that acquires all or substantially all of its assets, stock or business or as otherwise provided herein, neither party may assign its rights or delegate its duties hereunder without the consent of the other party, not to be unreasonably withheld or delayed.
13. Severability. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable (a) the remaining terms and provisions hereof will be unimpaired and will remain in full force and effect and (b) the invalid or unenforceable provision or term will be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.
14. Entire Agreement; Modification. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto will be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.
15. Dispute Resolution. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York, and the federal courts of the United States of America located in the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by said courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of the Parties and over the subject matter of any such dispute.. The prevailing party in any litigation shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable costs and expenses, including attorneys’ fees, of preparing for and participating in the litigation. If each party prevails on specific issues in the litigation, the court may allocate the costs incurred by all parties on a basis it deem appropriate.
16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Public Disclosure. Neither party shall make public disclosure of the existence or terms of this Agreement without the advance approval of the other party, except as required by applicable law. BioScan acknowledges that Spectranetics is a public company in the United States and is required to publicly report and release material information concerning its business. Spectranetics intends to issue a press release disclosing that it has entered into this Agreement and may in the future be required or desire to issue additional press releases concerning this Agreement or to refer to and include this Agreement in reports filed with the Securities and Exchange Commission. Spectranetics shall provide the text of any such press release or report (limited to the portion relating to this Agreement) to BioScan for review as far in advance as is reasonably practicable and BioScan shall promptly review and approve or provide specific comments on the text. Neither party shall include the other party’s name in any advertising, product literature or other publicly disseminated materials without the advance approval of the other party, except as required by applicable law.
18. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions.
19. Independent Contractor. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the Parties. Neither Party shall have any right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons. Each Party is an independent contractor not affiliated with the other Party, and shall retain its independent status throughout this Agreement and use its own discretion in its performance thereof. No employment relationship is created by this Agreement.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
     IN WITNESS WHEREOF, the parties have executed this Catheter Development Agreement as of the day and year first above written.

The Spectranetics Corporation

By:	/s/ John Schulte

Name:	John Schulte
Title:	Chief Executive Officer

BioScan Technologies Ltd.

By:	/s/ Avram Matcovitch

Name:	Avram Matcovitch
Title:	Chief Executive Officer

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested
EXHIBIT A
Scope of Work
Project Description, Objectives, and Deliverables
The goal of the Project is to combine Spectranetics fiberoptic excimer laser catheter technology with BioScan’s fiberoptic imaging technology. There is a large clinical need for ablative devices with imaging or guidance means to navigate across CTOs and/or to debulk lesions in the vasculature. This document will serve as the plan for Phase I of Project which is to determine the feasibility of combining the 2 technologies to produce a catheter with ablation and imaging capabilities. Reference the attached document in Exhibit B “Spectranetics Laser Guidance Needs” which defines the overall requirements for the combined ablative imaging device.
Objectives:
Feasibility: Investigate physics and optimized configuration of a mixed-technology device
           [
*****
]
Deliverables
a)	Individual technical reports detailing outcomes of engineering testing b) Test results summary

c)	Preliminary specifications and recommendations on the optimal catheter design that meet the requirements listed in Exhibit B;

d)	Preliminary specifications and recommendations on the optimal image system design that meet the requirements listed in Exhibit B.
Time Frame and Technical Plan
The time frame for Phase I of Project is [*****]. For the purposes of determining successful completion within these timeframes, each time frame shall have a 20% additional time added to it, rounded to the [*****] (e.g., aggregate time frame shall be [*****]).

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

1

Confidential Treatment Requested
Development Plan:
[
*****
]
Budget
Equipment
a)	CVX- 300 Excimer laser, to be provided by Spectranetics,

b)	Equipment and materials list

Design/
Equipment /Tools	Manufacture	Purchased	Total Cost
Short pulse Excimer****	Spectranetics
Green Laser	Bioscan
Power Meter		[*****]
Hydrophone		[*****]
Computer		[*****]
Acquisition board		[*****]
Accessories		[*****]
Phantom	[*****]
Tissues		[*****]
Scope	[*****]
Ultrasonic transducer	[*****]
Optics & Mechanic components (optic switch)	[*****]	[*****]
Electronic components (photo-diodes, print, passive/active components)		[*****]
Animal lab	[*****]
Material (fibers, connectors, glues, polyimide tubes, ...)		[*****]

TOTAL	[*****]	[*****]	[*****]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2

Confidential Treatment Requested
*** If a short Excimer laser is not required
c) Except for the laser to be provided by Spectranetics, all equipment will be provided and/or purchased by BioScan. BioScan owns or has access to all other equipment necessary for Phase I of Project and shall make it available for use in Phase I of Project without charge.
Personnel (BioScan side)

Personnel	Months	Time, %	Salary	Benefits	Total Cost
R&D Mng.	[
Project Manger
Electr. Eng.
Physicist
Software eng.			*****
Bio-Engineer
Electro-optics
Technician
]
Spectranetics will provide required technical support, materials, and facilities in Colorado Springs.
Budget Summary

COMMENTS
Materials	[*****]	[*****]
Equipment	[*****]	[*****]
Facilities	[*****]	[*****]
Personnel	[*****]
Consultancy (technique)	[*****]	[*****]
Travel	[*****]	[*****]
Legal	[*****]	[*****]
Unexpected	[*****]	[*****]
Total	[*****]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

3

Confidential Treatment Requested
Payments to BioScan:
Spectranetics will pay [*****] to BioScan using the following schedule:
[
                                         *****
]
Payment of Costs
BioScan will be responsible for facility, equipment, materials, travel, and personnel costs incurred during Phase I of Project and will own all equipment (except the CVX-300 laser) and materials purchased for Phase I of Project.
Spectranetics will provide, at its expense, a CVX-300 laser, fibers, catheters, technical support, Spectranetics personnel travel, and a lab space at its facility in Colorado Springs.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

4

Confidential Treatment Requested
EXHIBIT B
Spectranetics Laser Guidance Needs
Spectranetics is focusing its research and development efforts in 2 areas: [*****]. Merging guidance technology (imaging, detection, etc.) with our excimer laser technology would improve our ability to safely and consistently [*****].
[
*****
]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

5

Confidential Treatment Requested
EXHIBIT C
BioScan Patents and Patent Applications

Pat Att.	Title	Inventors	Comments
[

*****

]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

1

Confidential Treatment Requested
EXHIBIT D
Spectranetics Patents and Patent Applications
[
*****
]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

1

Confidential Treatment Requested
FOREIGN PATENTS
[
*****
]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2

Confidential Treatment Requested
LICENSED PATENTS
[
*****
]

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

3